Press release dated May 3, 2023

Informatica Reports First Quarter 2023 Financial Results

•Subscription annualized recurring revenue (ARR) in the first quarter increased 20% year-over-year to $1.02 billion
•Cloud subscription ARR in the first quarter increased 41% year-over-year to $483 million
•Cloud subscription net retention rate (NRR) of 118%

REDWOOD CITY, CA, May 3, 2023 - Informatica (NYSE: INFA), an enterprise cloud data management leader, today announced financial results for its first quarter 2023, ended March 31, 2023.

“Informatica delivered an outstanding first quarter that exceeded all key operating metrics, highlighted by cloud subscription ARR growth of 41% year-over-year. We continue to see momentum with enterprise customers purchasing mission-critical new cloud workloads on our Intelligent Data Management Cloud (IDMC) platform and strong customer renewal rates,” said Amit Walia, Chief Executive Officer at Informatica. “We are encouraged by the early momentum of our cloud-only, consumption-driven strategy. Our customers and partners are embracing Informatica’s differentiated IDMC platform to accelerate their digital transformation journeys.”

First Quarter 2023 Financial Highlights:
•GAAP Total Revenues increased 1% year-over-year to $365.4 million. First quarter total revenues included a negative impact of approximately $7.0 million from foreign currency exchange rates (“FX”) rates year-over-year.
•GAAP Subscription Revenues increased 8% year-over-year to $213.9 million.
•Total ARR increased 10% year-over-year to $1.53 billion. First quarter total ARR included a negative impact of approximately $3.4 million from FX rates year-over-year.

•GAAP Operating Loss of $29.9 million and Non-GAAP Operating Income of $84.8 million.
•GAAP Operating Cash Flow of $69.9 million.
•Adjusted Unlevered Free Cash Flow (after-tax) of $123.4 million. Cash paid for interest of $34.5 million.

A reconciliation of GAAP to non-GAAP financial measures has been provided in the tables included in this press release. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”

First Quarter 2023 Business Highlights:
•Processed 54.3 trillion cloud transactions per month for the quarter ended March 31, 2023, as compared to 32.2 trillion cloud transactions per month in the same quarter last year, an increase of 69% year-over-year.
•Reported 208 customers that spend more than $1 million in subscription ARR at the end of March 31, 2023, an increase of 27% year-over-year.
•Reported 1,921 customers that spend more than $100,000 in subscription ARR at the end of March 31, 2023, an increase of 11% year-over-year.
•Achieved a Cloud Subscription NRR of 118% at the end of March 31, 2023.*

* Beginning with the first quarter of fiscal 2023, we introduced Cloud Subscription NRR, a new key business metric. Please refer to the section titled Key Business Metrics below for its definition.

Product Innovation:
•Launched Informatica Cloud Data Integration (CDI) Free and PayGo solution — the industry's only free cloud data loading, integration and ELT/ETL service — supported by major data warehouses/lake solutions, including Amazon Redshift, Azure Synapse, Databricks Delta Lake, Google BigQuery, and Snowflake. CDI-Free is an easy-to-use cloud service that allows users to process up to 20 million rows for ELT or reach 10 processing hours for ETL per month for free. CDI-PayGo has all the capabilities of CDI-Free with no limit on processing rows or hours of usage, in addition to customer support and SOC2 compliance.
•Launched Flex Informatica Processing Unit (Flex IPU) consumption-based pricing model in which IPUs expire at the end of the contract anniversary year, providing more flexibility for users with highly variable or seasonal usage patterns.
•Launched Microsoft Azure Cloud Point of Delivery (PoD) in Dubai to scale our market reach in the Middle East.

Industry Recognition:
•Earned "An Outstanding Customer Service Experience" by J.D. Power for Second Consecutive Year in Certified Assisted Technical Support Program.
•Named a Leader in IDC MarketScape: Worldwide Cloud Integration Software and Services (iPaaS) 2023 Vendor Assessment.
•Named a Leader in the Forrester Wave™ Data Management for Analytics, Q1 2023.
•Earned the top #1 ranking in the 2023 Data Engineering Market Study from Dresner Advisory Services.
•Named a Leader in KupperingCole Leadership Compass for Data Quality and Integration Solutions.
•Recognized in Constellation Research ShortList™ for Master Data Management and Integration as a Service for Q1 2023.
•Named a Leader in Product Experience Management 2023 Value Index Vendor Report by Ventana Research.
•Named a Leader in the GigaOm Radar for Data Pipelines.
•Recognized by CRN as a Cloud 100 Company for 2023.

Environmental, Social and Governance ("ESG") Initiatives:
•Published inaugural Informatica 2022 Sustainability Report.

Second Quarter and Full-Year 2023 Financial Outlook
The Company provides the financial guidance below based on current market conditions and expectations and it is subject to various important cautionary factors described below. Guidance includes the impact from macroeconomic conditions and expected foreign exchange headwinds versus the prior year comparable periods.

Based on information available as of May 3, 2023, guidance for the second quarter of 2023 is as follows:

Second Quarter 2023 Ending June 30, 2023:
•GAAP Total Revenues are expected to be in the range of $355 million to $365 million, representing approximately 3% year-over-year decrease at the midpoint of the range.
•Subscription ARR is expected to be in the range of $1,020 million to $1,030 million, representing approximately 14% year-over-year growth at the midpoint of the range.
•Cloud Subscription ARR is expected to be in the range of $501 million to $507 million, representing approximately 35% year-over-year growth at the midpoint of the range.
•Non-GAAP Operating Income is expected to be in the range of $67 million to $77 million, representing approximately 3% year-over-year growth at the midpoint of the range.

Based on information available as of May 3, 2023, the Company reaffirms previously provided guidance for the full-year 2023, as follows:

Full-Year 2023 Ending December 31, 2023:
•GAAP Total Revenues are expected to be in the range of $1,570 million to $1,590 million, representing approximately 5% year-over-year growth at the midpoint of the range.
•Total ARR is expected to be in the range of $1,585 million to $1,615 million, representing approximately 5% year-over-year growth at the midpoint of the range.
•Subscription ARR is expected to be in the range of $1,098 million to $1,118 million, representing approximately 11% year-over-year growth at the midpoint of the range.
•Cloud Subscription ARR is expected to be in the range of $604 million to $614 million, representing approximately 35% year-over-year growth at the midpoint of the range.
•Non-GAAP Operating Income is expected to be in the range of $400 million to $420 million, representing approximately 17% year-over-year growth at the midpoint of the range.
•Adjusted Unlevered Free Cash Flow (after-tax) is expected to be in the range of $340 million to $360 million, representing approximately 21% year-over-year growth at the midpoint of the range.

The Company is assuming constant FX rates for the year based on the rates at the start of the planning period. For reference purposes, the assumed FX rates for our top four currencies in full-year 2023 are as follows:

Currency	Planned Rate
EUR/$	1.07
GBP/$	1.20
$/CAD	1.35
$/JPY	132

Using the foreign exchange rate assumptions noted above, the Company has incorporated the following FX impact into 2023 guidance:

	Q2 2023	Full-Year 2023
Total Revenues	~$3m negative impact y/y	~$1m negative impact y/y
Total ARR	~$2m negative impact y/y	~$11m negative impact y/y
Subscription ARR	~$2m negative impact y/y	~$8m negative impact y/y
Cloud Subscription ARR	—	~$3m negative impact y/y

In addition to the above guidance, the Company is also providing second quarter and full-year 2023 cash paid for interest estimates for modeling purposes. For the second quarter 2023, we estimate cash paid for interest to be approximately $37 million. For the full-year 2023, we estimate cash paid for interest to be approximately $145 million.

In addition to the above guidance, the Company is also providing second quarter and full-year 2023 weighted-average number of basic and diluted share estimates for modeling purposes. For the second quarter 2023, we expect basic weighted-average shares outstanding to be approximately 287 million shares and diluted weighted-average shares outstanding to be approximately 291 million shares. For the full-year 2023, we expect basic weighted-average shares outstanding to be approximately 288 million shares and diluted weighted-average shares outstanding to be approximately 293 million shares.

Reconciliation of non-GAAP operating income and Adjusted unlevered free cash flow after-tax guidance to the most directly comparable GAAP measures is not available without unreasonable effort, as certain items cannot be reasonably predicted because of their high variability, complexity, and low visibility. In particular, the measures and effects of our stock-based compensation expense specific to our equity compensation awards and employer payroll tax-related items on employee stock transactions are directly impacted by the timing of employee stock transactions and unpredictable fluctuations in our stock price, which we expect to have a significant impact on our future GAAP financial results.

Webcast and Conference Call

A conference call to discuss Informatica’s first quarter 2023 financial results and financial outlook for the second quarter and full-year 2023 is scheduled for 2:00 p.m. Pacific Time today. To participate, please dial 1-833-470-1428 from the U.S. or 1-404-975-4839 from international locations. The conference passcode is 819836. A live webcast of the conference call will be available on the Investor Relations section of Informatica’s website at investors.informatica.com where presentation materials will also be posted prior to the conference call. A replay will be available online approximately two hours following the live call for a period of 30 days.

Forward-Looking Statements

This press release and the related conference call and webcast contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements may relate to, but are not limited to, expectations of future operating results or financial performance, including expectations regarding GAAP and non-GAAP guidance for the second quarter and 2023 fiscal year, the effect of foreign currency exchange rates, the effect of macroeconomic conditions, management’s plans, priorities, initiatives, and strategies, and management's estimates and expectations regarding growth of our business, market, and partnerships. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. In some cases, you can identify forward-looking statements because they contain words such as “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “toward,” “will,” or “would,” or the negative of these words or other similar terms or expressions. You should not put undue reliance on any forward-looking statements. Forward-looking statements should not be read as a guarantee of future performance or results and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved, if at all.

Forward-looking statements are based on information available at the time those statements are made and are based on current expectations, estimates, forecasts, and projections as well as the beliefs and assumptions of management as of that time with respect to future events. These statements are subject to risks and uncertainties, many of which involve factors or circumstances that are beyond our control, that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. In light of these risks and uncertainties, the forward-

looking events and circumstances discussed in this press release may not occur and actual results could differ materially from those anticipated or implied in the forward-looking statements. These risks, uncertainties, assumptions, and other factors include, but are not limited to, those related to our business and financial performance, the effects of adverse global macroeconomic conditions and geopolitical uncertainty, the effects of COVID-19 or other public health crises on our business, results of operations, and financial condition, our ability to attract and retain customers, our ability to develop new products and services and enhance existing products and services, our ability to respond rapidly to emerging technology trends, our ability to execute on our business strategy, including our strategy related to the Informatica IDMC platform and key partnerships, our ability to increase and predict customer consumption of our platform, our ability to compete effectively, and our ability to manage growth.

Further information on these and additional risks, uncertainties, and other factors that could cause actual outcomes and results to differ materially from those included in or contemplated by the forward-looking statements contained in this release are included under the caption “Risk Factors” and elsewhere in our Annual Report on Form 10-K that was filed for the fiscal year ended December 31, 2022, and other filings and reports we make with the Securities and Exchange Commission from time to time, including our Quarterly Report on Form 10-Q that will be filed for the first quarter ended March 31, 2023. All forward-looking statements contained herein are based on information available to us as of the date hereof and we do not assume any obligation to update these statements as a result of new information or future events.

Non-GAAP Financial Measures and Key Business Metrics

We review several operating and financial metrics, including the following unaudited non-GAAP financial measures and key business metrics to evaluate our business, measure our performance, identify trends affecting our business, formulate business plans, and make strategic decisions:

Non-GAAP Financial Measures

In addition to our results determined in accordance with U.S. generally accepted accounting principles (GAAP), we believe the following non-GAAP measures are useful in evaluating our operating performance. We use the following non-GAAP financial measures to evaluate our ongoing operations and for internal planning and forecasting purposes. We believe that these non-GAAP financial measures, when taken collectively, may be helpful to investors because they provide consistency and comparability with past financial performance. However, non-GAAP financial measures are presented for supplemental informational purposes only, have limitations as an analytical tool, and should not be considered in isolation or as a substitute for financial information presented in accordance with GAAP. In addition, other companies, including companies in our industry, may calculate similarly titled non-GAAP measures differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of our non-GAAP financial measures as tools for comparison. A reconciliation is provided below for our non-GAAP financial measures to the most directly comparable financial measures stated in accordance with GAAP. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures, and not to rely on any single financial measure to evaluate our business.

Non-GAAP Income from Operations and Non-GAAP Net Income exclude the effect of stock-based compensation expense-related charges, amortization of acquired intangibles, equity compensation related payments, expenses associated with restructuring activities and executive severance, and are adjusted for income tax effects. We believe the presentation of operating results that exclude these non-cash or non-recurring items provides useful supplemental information to investors and facilitates the analysis of our operating results and comparison of operating results across reporting periods.

Adjusted EBITDA represents GAAP net loss as adjusted for income tax benefit (expense), interest income, interest expense, loss on debt refinancing, other income (expense), stock-based compensation, amortization of intangibles, equity compensation related payments, restructuring, acquisition and other charges, sponsor-related costs, and depreciation. Equity compensation-related payments are related to the repurchase of employee stock options. We believe adjusted EBITDA is an important metric for understanding our business to assess our relative profitability adjusted for balance sheet debt levels.

Adjusted Unlevered Free Cash Flow (after-tax) represents operating cash flow less purchases of property and equipment and is adjusted for interest payments, equity compensation payments, restructuring costs (including payments for impaired leases), and executive severance. We believe this measure provides useful supplemental information to investors because it is an indicator of our liquidity over the long term needed to maintain and grow our core business operations. We also provide actual and forecast cash interest expense to aid in the calculation of adjusted free cash flow (after-tax).

Key Business Metrics

Annual Recurring Revenue (ARR) represents the expected annual billing amounts from all active maintenance and subscription agreements. ARR is calculated based on the contract Monthly Recurring Revenue (MRR) multiplied by 12. MRR is calculated based on the accounting adjusted total contract value divided by the number of months of the agreement based on the start and end dates of each contracted line item. The aggregate ARR calculated at the end of each reported period represents the value of all contracts that are active as of the end of the period, including those contracts that have expired but are still under negotiation for renewal. We typically allow for a grace period of up to 6 months past the original contract expiration quarter during which we engage in the renewal process before we report the contract as lost /inactive. This grace-period ARR amount has been less than 2% of the reported ARR in each period presented. If there is an actual cancellation of an ARR contract, we remove that ARR value at that time. We believe ARR is an important metric for understanding our business since it tracks the annualized cash value collected over a 12-month period for all our recurring contracts, irrespective of whether it is a maintenance contract on a perpetual license, a ratable cloud contract, or an on-premise term-based subscription license.

Maintenance Annual Recurring Revenue represents the portion of ARR only attributable to our maintenance contracts. We believe that Maintenance ARR is a helpful metric for understanding our business since it represents the approximate annualized cash value collected over a 12-month period for all our maintenance contracts. Maintenance ARR includes maintenance contracts supporting our on-premise perpetual licenses. Maintenance ARR should be viewed independently of maintenance revenue and deferred revenue related to our maintenance contracts and is not intended to be combined with or to replace either of those items.

Subscription Annual Recurring Revenue represents the portion of ARR only attributable to our subscription contracts. We believe that Subscription ARR is a helpful metric for understanding our business since it represents the approximate annualized cash value collected over a 12-month period for all our recurring subscription contracts. Subscription ARR excludes maintenance contracts on our perpetual licenses to provide information regarding the period-to-period performance and overall size and scale of our subscription business as we continue to focus our efforts on subscription-based licensing. Subscription ARR should be viewed independently of subscription revenue and deferred revenue related to our subscription contracts and is not intended to be combined with or to replace either of those items.

Cloud Subscription Annual Recurring Revenue represents the portion of ARR that is attributable to our hosted cloud contracts. We believe that Cloud Subscription ARR is a helpful metric for understanding our business since it represents the approximate annualized cash value collected over a 12-month period for all our recurring Cloud contracts. Cloud Subscription ARR is a subset of our overall Subscription ARR, and by providing this breakdown of Cloud Subscription ARR, it provides visibility on the size and growth rate of our Cloud Subscription ARR within our overall Subscription

ARR. Cloud Subscription ARR should be viewed independently of subscription revenue and deferred revenue related to our subscription contracts and is not intended to be combined with or to replace either of those items.

Subscription Net Retention Rate (NRR) compares the contract value for Subscription ARR from the same set of customers at the end of a period compared to the prior year. We treat divisions, segments, or subsidiaries inside companies as separate customers. To calculate our Subscription NRR for a particular period, we first establish the Subscription ARR value at the end of the prior-year period. We subsequently measure the Subscription ARR value at the end of the current period from the same cohort of customers. Subscription NRR is then calculated by dividing the aggregate Subscription ARR in the current period by the prior-year period. An increase in the Subscription NRR occurs as a result of price increases on existing contracts, higher consumption of existing products, and sales of additional new subscription products to existing customers exceeding losses from subscription contracts due price decreases, usage decreases and to cancellations.

Cloud Subscription Net Retention Rate compares the contract value for Cloud Subscription ARR from the same set of customers at the end of a period compared to the prior year. We treat divisions, segments or subsidiaries inside companies as separate customers. To calculate our Cloud Subscription NRR for a particular period, we first establish the Cloud Subscription ARR value at the end of the prior year period. We subsequently measure the Cloud Subscription ARR value at the end of the current period from the same cohort of customers. Cloud Subscription NRR is then calculated by dividing the aggregate Cloud Subscription ARR in the current period by the prior year period. An increase in the Cloud Subscription NRR occurs as a result of price increases on existing contracts, higher consumption of existing products, and sales of additional new subscription products to existing customers exceeding losses from subscription contracts due to price decreases, usage decreases and cancellations. We believe Cloud Subscription NRR is an important metric for understanding our business since it measures the rate at which we are able to sell additional products into our cloud subscription customer base.

IDC Marketscape Disclaimer: IDC MarketScape vendor assessment model is designed to provide an overview of the competitive fitness of ICT (information and communications technology) suppliers in a given market. The research methodology utilizes a rigorous scoring methodology based on both qualitative and quantitative criteria that results in a single graphical illustration of each vendor’s position within a given market. IDC MarketScape provides a clear framework in which the product and service offerings, capabilities and strategies, and current and future market success factors of IT and telecommunications vendors can be meaningfully compared. The framework also provides technology buyers with a 360-degree assessment of the strengths and weaknesses of current and prospective vendors.

About Informatica

Informatica (NYSE: INFA), an Enterprise Cloud Data Management leader, brings data to life by empowering businesses to realize the transformative power of their most critical assets. We have created a new category of software, the Informatica Intelligent Data Management Cloud™ (IDMC), powered by AI and an end-to-end data management platform that connects, manages and unifies data across any multi-cloud, hybrid system, democratizing data and enabling enterprises to modernize and advance their business strategies. Customers in more than 100 countries and 85 of the Fortune 100 rely on Informatica to drive data-led digital transformation. Informatica. Where data comes to life.

Contacts:

Investor Relations:
Victoria Hyde-Dunn
vhydedunn@informatica.com

Public Relations:
prteam@informatica.com

INFORMATICA INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(unaudited)

	Three Months Ended March 31,
	2023	2022
	(unaudited)
Revenues:
Subscriptions	$213,922	$197,747
Perpetual license	806	2,672
Software revenue	214,728	200,419
Maintenance and professional services	150,703	161,928
Total revenues	365,431	362,347
Cost of revenues:
Subscriptions	35,684	24,704
Perpetual license	180	153
Software costs	35,864	24,857
Maintenance and professional services	43,159	49,805
Amortization of acquired technology	2,874	9,137
Total cost of revenues	81,897	83,799
Gross profit	283,534	278,548
Operating expenses:
Research and development	82,039	75,123
Sales and marketing	128,538	128,952
General and administrative	41,360	29,574
Amortization of intangible assets	34,291	38,661
Restructuring	27,253	—
Total operating expenses	313,481	272,310
(Loss) income from operations	(29,947)	6,238
Interest income	7,583	366
Interest expense	(35,051)	(12,825)
Other income, net	630	4,220
Loss before income taxes	(56,785)	(2,001)
Income tax expense	59,569	1,185
Net loss	$(116,354)	$(3,186)
Net loss per share attributable to Class A and Class B-1 common stockholders:
Basic	$(0.41)	$(0.01)
Diluted	$(0.41)	$(0.01)
Weighted-average shares used in computing net loss per share:
Basic	284,886	278,772
Diluted	284,886	278,772

INFORMATICA INC.
CONSOLIDATED BALANCE SHEETS
(in thousands, except par value data)
(unaudited)

	March 31,	December 31,
	2023	2022
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$632,907	$497,879
Short-term investments	165,127	218,256
Accounts receivable, net of allowances of $4,607 and $4,608, respectively	261,634	454,759
Contract assets, net	93,881	95,221
Prepaid expenses and other current assets	125,322	132,638
Total current assets	1,278,871	1,398,753
Property and equipment, net	158,053	160,574
Operating lease right-of-use-assets	62,980	67,735
Goodwill	2,346,596	2,337,036
Customer relationships intangible asset, net	764,492	794,898
Other intangible assets, net	28,401	33,094
Deferred tax assets	13,799	13,076
Other assets	162,421	165,733
Total assets	$4,815,613	$4,970,899
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$20,393	$38,002
Accrued liabilities	40,758	58,844
Accrued compensation and related expenses	74,563	150,118
Current operating lease liabilities	16,418	17,514
Current portion of long-term debt	18,750	18,750
Income taxes payable	18,629	3,758
Contract liabilities	644,894	676,470
Total current liabilities	834,405	963,456
Long-term operating lease liabilities	51,398	55,178
Long-term contract liabilities	21,921	23,007
Long-term debt, net	1,817,792	1,821,760
Deferred tax liabilities	31,351	18,604
Long-term income taxes payable	32,548	30,601
Other liabilities	4,610	3,932
Total liabilities	2,794,025	2,916,538
Stockholders’ equity:
Class A common stock; $0.01 par value per share; 2,000,000 shares authorized as of March 31, 2023 and December 31, 2022, respectively; 242,222 and 239,749 shares issued and outstanding as of March 31, 2023 and December 31, 2022, respectively	2,423	2,398
Class B-1 common stock; $0.01 par value per share; 200,000 shares authorized as of March 31, 2023 and December 31, 2022, respectively; 44,050 and 44,050 shares issued and outstanding as of March 31, 2023 and December 31, 2022, respectively	440	440
Class B-2 common stock; $0.00001 par value per share, 200,000 shares authorized as of March 31, 2023 and December 31, 2022, respectively; 44,050 and 44,050 shares issued and outstanding as of March 31, 2023 and December 31, 2022, respectively	—	—
Additional paid-in-capital	3,352,312	3,282,383
Accumulated other comprehensive loss	(34,032)	(47,671)
Accumulated deficit	(1,299,555)	(1,183,189)
Total stockholders’ equity	2,021,588	2,054,361
Total liabilities and stockholders’ equity	$4,815,613	$4,970,899

INFORMATICA INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Three Months Ended March 31,
	2023	2022

Operating activities:
Net loss	$(116,354)	$(3,186)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	4,198	5,727
Non-cash operating lease costs	5,350	4,577
Stock-based compensation	50,342	29,275
Deferred income taxes	11,477	(6,145)
Amortization of intangible assets and acquired technology	37,165	47,798
Amortization of debt issuance costs	847	919
Amortization of investment discount, net of premium	(851)	—
Changes in operating assets and liabilities:
Accounts receivable	197,579	177,717
Prepaid expenses and other assets	10,983	(4,485)
Accounts payable and accrued liabilities	(118,076)	(126,339)
Income taxes payable	22,184	(17,981)
Contract liabilities	(34,962)	(37,722)
Net cash provided by operating activities	69,882	70,155
Investing activities:
Purchases of property and equipment	(1,224)	(644)
Purchases of investments	(30,297)	(17,226)
Maturities of investments	80,500	24,114
Net cash provided by investing activities	48,979	6,244
Financing activities:
Payment of debt	(4,688)	—
Proceeds from issuance of common stock under employee stock purchase plan	16,131	13,644
Payments of offering costs	—	(505)
Payments for dividends related to Class B-2 shares	(12)	(24)
Net activity from derivatives with an other-than-insignificant financing element	—	(4,586)
Proceeds from issuance of shares under equity plans	3,481	4,706
Net cash provided by financing activities	14,912	13,235
Effect of foreign exchange rate changes on cash and cash equivalents	1,255	(2,429)
Net increase in cash and cash equivalents	135,028	87,205
Cash and cash equivalents at beginning of period	497,879	458,096
Cash and cash equivalents at end of period	$632,907	$545,301
Supplemental disclosures:
Cash paid for interest	$34,482	$13,678
Cash paid for income taxes, net of refunds	$25,907	$25,311

INFORMATICA INC.
NON-GAAP FINANCIAL MEASURES AND KEY BUSINESS METRICS
(in thousands, except per share data)
(unaudited)

RECONCILIATIONS OF GAAP TO NON-GAAP

Reconciliation of GAAP net loss to Non-GAAP net income

	Three Months Ended March 31,
	2023	2022
	(in thousands)
GAAP net loss	$(116,354)	$(3,186)
Stock-based compensation	50,342	29,275
Amortization of intangibles	37,165	47,798
Equity compensation	—	83
Restructuring	27,253	—
Executive severance	—	33
Income tax effect	46,235	(16,108)
Non-GAAP net income	$44,641	$57,895

Net income (loss) per share:
Net loss per share—basic	$(0.41)	$(0.01)
Net loss per share—diluted	$(0.41)	$(0.01)
Non-GAAP net income per share—basic	$0.16	$0.21
Non-GAAP net income per share—diluted	$0.15	$0.20

Share count (in thousands):
Weighted-average shares used in computing net loss per share—basic	284,886	278,772
Weighted-average shares used in computing net loss per share—diluted	284,886	278,772
Weighted-average shares used in computing Non-GAAP net income per share—basic	284,886	278,772
Weighted-average shares used in computing Non-GAAP net income per share—diluted	288,632	284,623

Reconciliation of GAAP (loss) income from operations to Non-GAAP income from operations

	Three Months Ended March 31,
	2023	2022
	(in thousands)
GAAP (loss) income from operations	$(29,947)	$6,238
Stock-based compensation	50,342	29,275
Amortization of intangibles	37,165	47,798
Equity compensation	—	83
Restructuring	27,253	—
Non-GAAP income from operations	$84,813	$83,394

INFORMATICA INC.
NON-GAAP FINANCIAL MEASURES AND KEY BUSINESS METRICS

Adjusted EBITDA Reconciliation

	Three Months Ended March 31,		Trailing Twelve Months ("TTM") Ended March 31,
	2023	2022	2023
	(in thousands)		(in thousands)
GAAP net loss	$(116,354)	$(3,186)	$(166,843)
Income tax expense	59,569	1,185	77,862
Interest income	(7,583)	(366)	(16,441)
Interest expense	35,051	12,825	100,246
Other income, net	(630)	(4,220)	(5,406)
Stock-based compensation	50,342	29,275	156,929
Amortization of intangibles	37,165	47,798	178,192
Equity compensation	—	83	249
Restructuring	27,253	—	27,253
Depreciation	4,200	5,725	19,482
Adjusted EBITDA	$89,013	$89,119	$371,523

Adjusted Unlevered Free Cash Flows

	Three Months Ended March 31,
	2023	2022
	(in thousands, except percentages)
Total GAAP Revenue	365,431	362,347
Net cash provided by operating activities	69,882	70,155
Less: Purchases of property, plant, and equipment	(1,224)	(644)
Add: Equity compensation payments	68	180
Add: Executive severance	—	3,919
Add: Restructuring costs	20,144	207
Adjusted Free Cash Flow (after-tax)(1)	88,870	73,817
Add: Cash paid for interest	34,482	13,678
Adjusted Unlevered Free Cash Flows (after-tax)(1)	$123,352	$87,495

Adjusted Free Cash Flow (after-tax) margin(1)	24%	20%
Adjusted Unlevered Free Cash Flows (after-tax) margin(1)	34%	24%

(1) Includes cash tax payments of $25.9 million and $25.3 million for the three months ended March 31, 2023 and 2022, respectively.

Key Business Metrics

	March 31,
	2023	2022
	(in thousands, except percentages)
Cloud Subscription Annual Recurring Revenue	$483,294	$343,482
Self-managed Subscription Annual Recurring Revenue	537,612	505,593
Subscription Annual Recurring Revenue	1,020,906	849,075
Maintenance Annual Recurring Revenue on Perpetual Licenses	512,497	547,953
Total Annual Recurring Revenue	$1,533,403	$1,397,028

Subscription Net Retention Rate	110%	113%
Cloud Subscription Net Retention Rate(1)	118%	116%

(1) Beginning in the first quarter of 2023, the Company's key business metrics include the Cloud Subscription Net Retention Rates. Presented below are Cloud Subscription Net Retention Rates for the quarters of 2022 and 2021.

December 31,	September 30,	June 30,	March 31,	December 31,	September 30,	June 30,	March 31,
2022	2022	2022	2022	2021	2021	2021	2021
117%	115%	116%	116%	115%	114%	113%	111%

INFORMATICA INC.
SUPPLEMENTAL INFORMATION

Additional Business Metrics

	March 31,
	2023	2022
Maintenance Renewal Rate	96%	96%
Subscription Renewal Rate	93%	93%
Customers that spend more than $1 million in Subscription Annual Recurring Revenue (1)	208	164
Customers that spend more than $100,000 in Subscription Annual Recurring Revenue (2)	1,921	1,732
Cloud transactions processed per month in trillions (3)	54.3	32.2

(1) Total number of customers that spend more than $1 million in Subscription Annual Recurring Revenue.
(2) Total number of customers that spend more than $100,000 in Subscription Annual Recurring Revenue.
(3) Total number of cloud transactions processed on our platform per month in trillions, which measures data processed.

Net Debt Reconciliation

	March 31,	December 31
	2023	2022
	(in millions)
Dollar Term Loan	$1,856	$1,861
Less: Cash, cash equivalents, and short-term investments	(798)	(716)
Total net debt	$1,058	$1,145